Exhibit 4.2

         If the registered owner of this Note (as indicated below) is The Depository Trust Company (the "U.S. Depositary") or a nominee of the U.S. Depositary, this Note is a global Note and the following legend is applicable:
Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment is made to CEDE & CO. or such other entity, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CEDE & CO., has an interest herein.

                                MANOR CARE, INC.

FX                        MEDIUM-TERM NOTE, SERIES A           CUSIP NO.___

              (Due from nine months to 30 years from date of issue)
                                  (Fixed Rate)

                                 [Form of Face]

          The following summary of terms is subject to the information set forth on the reverse hereof:

                                        ORIGINAL ISSUE DATE:

OPTIONAL REDEMPTION:  |_| YES  |_| NO   STATED MATURITY:

INITIAL REDEMPTION DATE:                REDEMPTION PRICE, if
                                        applicable: Initially __% of Principal
PRINCIPAL AMOUNT:  $                    Amount and declining by __% of the
                                        Principal Amount on each anniversary of
SPECIFIED CURRENCY:                     the Initial Redemption Date until the
                                        Redemption Price is 100% of the
                                        Principal Amount.

AUTHORIZED DENOMINATIONS (If other than
$1,000 and any integral multiple
thereof):

OPTION TO ELECT PAYMENTS IN
U.S. DOLLARS: |_| YES |_| NO

FORM: |_| BOOK ENTRY
      |_| CERTIFICATED

                                      OPTION TO ELECT REPAYMENT: |_| YES |_| NO

INTEREST RATE:                        OPTIONAL REPAYMENT DATES:

INTEREST PAYMENT DATE[S]:             OPTIONAL REPAYMENT PRICES:

REGULAR RECORD DATE[S]:               OPTIONAL INTEREST RESET: |_| YES |_| NO

U.S. DEPOSITARY:                      OPTIONAL EXTENSIONS OF
                                      MATURITY |_| YES |_| NO

EXCHANGE RATE AGENT:                  EXTENSION PERIOD:

AMORTIZING NOTE: |_| YES |_| NO       NUMBER OF EXTENSION PERIODS:
                                      FINAL MATURITY DATE:

OTHER PROVISIONS:                     ANNEX ATTACHED  |_| YES |_| NO
                                      (and incorporated by reference herein)

        MANOR CARE, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to or registered assigns the principal sum set forth above, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, on the Stated Maturity specified above, and to pay interest thereon from and including the Original Issue Date shown above or from and including the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, as the case may be.

        Interest will be paid on the Interest Payment Date or Dates shown above ("Interest Payment Dates"), commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below), at the rate per annum specified above, until the principal hereof is paid or made available for payment and on the Stated Maturity, and interest shall accrue on any overdue principal and on any overdue installment of interest (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum set forth above. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date set forth above next preceding such Interest Payment Date. The first payment of interest on any Note originally issued between a Regular Record Date and the related Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Person in whose name this Note is registered on such next succeeding Regular Record Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder (as defined in such Indenture) on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed (after receipt of notice from the Company of a proposed payment of defaulted interest) by the Trustee (as hereinafter defined), notice whereof shall be given to Holders of Notes not less than 10 days preceding such special record date or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of interest may, at the option of the Company, be made by check mailed to the registered address of the person entitled thereto. Notwithstanding the foregoing, interest payable at Maturity shall be payable to the person to whom the principal is payable. Except as otherwise provided for in the Indenture, interest on the Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or the Stated Maturity for this Note is a day that is not a Business Day, all payments to be made on such day will be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no additional interest shall be payable as a result of such delayed payment.

        Payments of interest to be paid in U.S. dollars (other than interest, and if this is an Amortizing Note, principal (if this is not a global
Note) payable at the Stated Maturity) will be made by mailing a check to the Holder at the address of the Holder appearing in the Security Register as of the applicable Regular Record Date. Notwithstanding the foregoing, at the option of the Company, all payments of interest and, if this is an Amortizing Note, principal on this Note may be made by wire transfer of immediately available funds to an account maintained by such Holder with a bank located in the United States as designated by the Holder not less than 15 calendar days prior to the Interest Payment Date.

        Simultaneously with the election by the Holder to receive payments in a Specified Currency other than U.S. dollars (by written request to the Paying Agent as provided below), the Holder shall provide appropriate payment instructions to the Trustee, and all such payments will be made in immediately available funds to a bank account maintained by the Holder in the country of the Specified Currency (or, with respect to ECUs, Brussels). If such a payment with respect to this Note cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such a designation, such payment will be made within 15 days of such receipt.

        The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but not any tax, assessment or governmental charge imposed upon the Holder of this Note. In the event that payment is so made in accordance with the instructions of the Holder, such wire transfer shall be deemed to constitute full and complete payment of such interest and principal on this Note. If this is not a global Note, payment of the principal, premium, if any, and interest payable at Maturity in respect of this Note will be paid in immediately available funds upon surrender of this Note accompanied by wire instructions at the principal office of the Trustee, provided that this Note is presented in time for the Trustee to make such payments in such funds in accordance with its normal procedures.

        If this Note is a Book-Entry Note as specified above, while this Note is represented by one or more Book-Entry Notes registered in the name of the U.S. Depositary or its nominee, the Company will cause payments of principal of, premium, if any, and interest on such Book-Entry Notes to be made to the U.S. Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the U.S. Depositary or its nominee, and otherwise in accordance with such agreements, regulations and procedures.

          If the Holder of this Note (as indicated above) is the U.S. Depositary or a nominee of the U.S. Depositary, this Note is a global Note and the following legend is applicable except as specified on the reverse hereof: UNLESS AND UNTIL IT IS EXCHANGED FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE U.S. DEPOSITARY TO A NOMINEE OF THE U.S. DEPOSITARY OR BY A NOMINEE OF THE U.S. DEPOSITARY TO THE U.S. DEPOSITARY OR ANOTHER NOMINEE OF THE U.S. DEPOSITARY OR BY THE U.S. DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR U.S. DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR U.S. DEPOSITARY.

          Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated:                             MANOR CARE, INC.

                                   By:
                                      ------------------------------------
                                       Name:
                                       Title:

                                   By:
                                      ------------------------------------
                                       Name:
                                       Title:




TRUSTEE'S CERTIFICATE
OF AUTHENTICATION



This is one of the Securities
of the Series designated herein
issued under the within-mentioned
indenture.

THE CHASE MANHATTAN BANK, as Trustee


By:
    -------------------------------
      Authorized Officer

                                [Form of Reverse]

                                MANOR CARE, INC.

                           MEDIUM-TERM NOTE, SERIES A
                                  (Fixed Rate)

          SECTION 1. General. This Note is one of a duly authorized issue of notes of the Company (herein called the "Notes"), constituting part of the series of Securities (as defined in the Indenture hereinafter referred to) designated on the face hereof (Securities of such series being herein called the "Securities of this series"), all issued or to be issued under an indenture dated as of November 22, 1996 (the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank, as trustee (the "Trustee"), to which Indenture reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the Holders of the Securities. The Securities of this series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds and may otherwise vary as in the Indenture provided.

          SECTION 2. Events of Default. In case an Event of Default (as defined in the Indenture) with respect to the Securities of this series shall have occurred and be continuing, the principal hereof together with accrued interest thereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          SECTION 3. Supplemental Indentures. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Securities at the time outstanding of all series to be affected (acting as one class) to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders of the Securities or such series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Security affected thereby, among other things, (i) change the Stated Maturity (as defined in the Indenture) of the principal of, or any installment of principal of or interest on, any Security; (ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof; (iii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date (as defined in the Indenture)); (iv) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (v) change any obligation of the Company, with respect to outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; or (vi) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Securities the consent of the Holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the Holders of a specified percentage of the aggregate principal amount of outstanding Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby. It is also provided in the Indenture that the Holders of a majority in aggregate principal amount of the Securities of a series may on behalf of the Holders of all the Securities of such series waive any past or existing default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on any Security of such series or in respect of a covenant or provision which cannot be modified without the consent of the Holder of each outstanding Security of the series affected. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes. In addition, the Indenture contains provisions permitting the Company, when authorized by or pursuant to a resolution of the Company's Board of Directors, and the Trustee, at any time and from time to time, without the consent of any Holders, to execute supplemental indentures for any one of the following purposes: (i) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities or to surrender any right or power herein conferred upon the Company;
(iii) to add any additional Events of Default with respect to all or any series of the Securities; (iv) to add or change any of the provisions of the Indenture as is necessary to facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal; (v) to change or eliminate any of the provisions of the Indenture; provided that any such change or elimination shall become effective only when there is no Security outstanding of any series created prior to the execution of such supplemental indenture which is adversely affected by such change in or elimination of such provision; (vi) to establish the form or terms of Securities of any series as permitted by the Indenture;
(vii) to evidence and provide for the acceptance of appointment pursuant to the Indenture of a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts pursuant to the Indenture by more than one Trustee; (viii) if allowed under applicable laws and regulations, to permit payment in the United States of principal, premium or interest on Bearer Securities or Coupons, if any; (ix) to provide for the issuance of uncertificated Securities of one or more series in addition to or in place of certificated Securities; (x) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or (xi) to make any other provisions with respect to matters or questions arising under this Indenture; provided such other provisions as may be made shall not adversely affect the interests of the Holders of outstanding Securities of any series in any material respect.

          SECTION 4. Obligation of the Company Absolute. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

          SECTION 5. Discharge of Obligations. The Indenture permits the Company to discharge its obligations with respect to the Notes on the 91st day following the satisfaction of the conditions set forth in the Indenture, which include the deposit with the Trustee of money or U.S. Government Obligations or a combination thereof or, in the case of Securities, if any, denominated in a Foreign Currency, Foreign Government Securities (as defined in the Indenture), sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the outstanding Notes.

          SECTION 6. Consolidation or Merger of the Company. If the Company shall, in accordance with Section 901 of the Indenture, consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, the successor shall succeed to, and be substituted for, the Person named as the "Company" on the face of this Note, all on the terms set forth in the Indenture.

          SECTION 7. Authorized Denominations. The Notes are issuable in registered form without coupons in denominations of $1,000 or any integral multiple thereof. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City and State of New York.

          SECTION 8. Redemption. If so specified on the face hereof, this Note may be redeemed at the option of the Company as a whole or from time to time in part, on or after the date designated as the Initial Redemption Date on the face hereof, at the redemption price specified on the face hereof, together with unpaid interest accrued on the principal amount hereof to be redeemed to the date of redemption, but interest installments that are due on or prior to the date of redemption will be payable to the Holder of this Note of record at the close of business on the relevant Regular Record Date referred to on the face hereof, all as provided in the Indenture. The Company may exercise such option by causing the Trustee to mail a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption, subject to all the conditions and provisions of the Indenture. In the event of redemption of this
Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          SECTION 9. Registration of Transfer. Upon due presentment for registration of transfer of this Note at an office or agency of the Company for such registration, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

          If this Note is a global Note (as specified on the face hereof), this
Note is exchangeable for certificated Notes only upon the terms and conditions provided in the Indenture. Except as provided above, owners of beneficial interests in this permanent global Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

          SECTION 10. Owners. Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of the principal of, premium, if any, and interest on this Note, as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

          SECTION 11. Waiver and Release of Liability. No recourse for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or role of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          SECTION 12. Payments. Interest on this Note will be payable on the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, at Stated Maturity or earlier redemption or repayment.

          Interest payments on each Interest Payment Date or date of Maturity for this Note will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date or date of Maturity, as the case may be.

          Unless otherwise specified on the face hereof, if this Note is an Amortizing Note, payments with respect to this Note will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof. If this Note is an Amortizing Note, a table setting forth repayment information in respect of this Note will be provided to the original purchaser hereof and will be available, upon request, to subsequent Holders.

          If the Specified Currency shown on the face hereof is a currency or currency unit other than U.S. dollars, except as provided below, payments of interest and principal (and premium, if any) with respect to this Note will be made in U.S. dollars if the Holder of this Note on the relevant Regular Record Date or at Maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Paying Agent at its principal office on or prior to such Regular Record Date or the date 15 days prior to Maturity, as the case may be. Such request may be delivered by mail, by hand or by cable, telex or any other form of facsimile transmission. Any such request made with respect to this Note by a Holder will remain in effect with respect to any further payments of interest and principal (and premium, if any) with respect to this Note payable to such Holder, unless such request is revoked by written notice received by the Paying Agent on or prior to the relevant Regular Record Date or the date 15 days prior to Maturity, as the case may be (but no such revocation may be made with respect to payments made on this Note if an Event of Default has occurred with respect hereto or upon the giving of a notice of redemption).

          The U.S. dollar amount to be received by the Holder of this Note who elects to receive payments in U.S. dollars will be based on the highest indicated bid quotation for the purchase of U.S. dollars in exchange for the Specified Currency obtained by the Currency Determination Agent (as defined below) at approximately 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date (the "Conversion Date") from the bank composite or multicontributor pages of the Quoting Source for three (or two if three are not available) major banks in The City of New York. The first three (or two) such banks selected by the Currency Determination Agent which are offering quotes on the Quoting Source will be used. If fewer than two such bid quotations are available at 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date, such payment will be based on the Market Exchange Rate as of the second Business Day next preceding the applicable payment date. If the Market Exchange Rate for such date is not then available, such payment will be made in the Specified Currency. As used herein, the "Quoting Source" means Reuters Monitor Foreign Exchange Service, or if the Currency Determination Agent determines that such service is not available, Telerate Monitor Foreign Exchange Service, or if the Currency Determination Agent determines that neither service is available, such comparable display or other comparable manner of obtaining quotations as shall be agreed between the Company and the Currency Determination Agent. All currency exchange costs associated with any payment in U.S. dollars on this Note will be borne by the Holder by deductions from such payment. Any currency determination agent (the "Currency Determination Agent") with respect to this Note is specified on the face hereof.

          If payment in respect of this Note is required to be made in any currency unit (e.g. ECUs) and such currency unit is unavailable, in the good faith judgment of the Company, due to the imposition of exchange controls or other circumstances beyond the Company's control, then all payments in respect of this Note shall be made in U.S. dollars until such currency unit is again available. The amount of each payment of U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S. dollars, which shall be determined by the Currency Determination Agent on the following basis. The component currencies of the currency unit for this purpose (the "Component Currencies") shall be the currency amounts that were components of the currency unit as of the Conversion Date. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Currency Determination Agent on the basis of the Market Exchange Rate for each such Component Currency as of the Conversion Date. "Market Exchange Rate" means the noon buying rate in The City of New York for cable transfers of such Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York.

          If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

          All determinations referred to above made by the Currency Determination Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.

          All percentages resulting from any calculations under this Note will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all currency or currency unit or dollar amounts used in or resulting from any such calculation in respect of this Note will be rounded to the nearest one-hundredth of a unit (with five one- thousandths being rounded upward) or nearest cent (with one-half cent being rounded upward), as the case may be.

          SECTION 13. Repayment. If so specified on the face hereof, this Note will be repayable prior to Stated Maturity at the option of the Holder on the Optional Repayment Dates shown on the face hereof at the Optional Repayment Prices shown on the face hereof together with interest accrued and unpaid thereon to the date of repayment. In order for this Note (if it is repayable at the option of the Holder) to be repaid prior to Stated Maturity, the Paying Agent must receive at least 30 but not more than 45 calendar days prior to an Optional Repayment Date (i) this Note with the form below entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid). If the procedure described in clause (ii) of the preceding sentence is followed, this Note with such form duly completed must be received by the Trustee by such fifth Business Day. Exercise of the repayment option by the Holder of this Note shall be irrevocable, except that a Holder who has tendered this Note for repayment may revoke any such tender for repayment by written notice to the Trustee received prior to the close of business on the tenth calendar day prior to the repayment date. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of this Note provided that the principal amount of this Note remaining outstanding after such repayment is an authorized denomination. Upon such partial repayment, this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note.

          SECTION 14. Optional Interest Reset. If so specified on the face hereof, the interest rate on this Note may be reset by the Company on the date or dates specified on the face hereof (each an "Optional Interest Reset Date"). The Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to an Optional Interest Reset Date. If the Company so notifies the Trustee of such exercise, the Trustee will send, not later than 40 calendar days prior to each Optional Interest Reset Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of this Note a notice (the "Reset Notice") indicating (i) that the Company has elected to reset the interest rate, (ii) such new interest rate and (iii) the provisions, if any, for redemption during the period from such Optional Interest Reset Date to the next Optional Interest Reset Date or, if there is no such next Optional Interest Reset Date, to the Stated Maturity of this Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

          Notwithstanding the foregoing, not later than 20 calendar days prior to an Optional Interest Reset Date, the Company may, at its option, revoke the interest rate provided for in the Reset Notice and establish a higher interest rate for the Subsequent Interest Period commencing on such Optional Interest Reset Date by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate to the Holder of this Note. Such notice shall be irrevocable. All Notes with respect to which the interest rate is reset on an Optional Interest Reset Date will bear such higher interest rate, whether or not tendered for repayment as provided in the next paragraph.

          If the Company elects prior to an Optional Interest Reset Date to reset the interest rate of this Note, the Holder of this Note will have the option to elect repayment of this Note by the Company on such Optional Interest Reset Date at a price equal to the principal amount hereof plus interest accrued and unpaid thereon to such Optional Interest Reset Date. In order to obtain repayment on an Optional Interest Reset Date, the Holder must follow the procedures set forth under Section 13 for optional repayment except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 calendar days prior to such Optional Interest Reset Date. If the Holder has tendered this Note for repayment following receipt of a Reset Notice, the Holder may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to such Optional Interest Reset Date.

          SECTION 15. Optional Extension of Maturity. If so specified on the face hereof, the Stated Maturity of this Note may be extended at the option of the Company for the period or periods of from one to five whole years specified on the face hereof (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth on the face hereof. The Company may exercise such option with respect to this Note by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to the Stated Maturity of this Note in effect prior to the exercise of such option (the "Original Stated Maturity Date"). If the Company so notifies the Trustee of such exercise, the Trustee will send, not later than 40 calendar days prior to the Original Stated Maturity Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of this Note, a notice (the "Extension Notice") indicating (i) that the Company has elected to extend the Stated Maturity of this Note, (ii) the new Stated Maturity, (iii) the interest rate applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Extension Period. Upon the Trustee's sending of the Extension Notice, the Stated Maturity of this Note shall be extended automatically and, except as modified by the Extension Notice and as described in the next two paragraphs, this Note will have the same terms as prior to the sending of such Extension Notice.

          Notwithstanding the foregoing, not later than 20 calendar days prior to the Original Stated Maturity Date of this Note, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate to the Holder of this Note. Such notice shall be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such higher interest rate for the Extension Period, whether or not tendered for repayment as provided in the next paragraph.

          If the Company elects to extend the Stated Maturity of this Note, the Holder will have the option to elect repayment of this Note by the Company on the Original Stated Maturity Date at a price equal to the principal amount hereof, plus interest accrued and unpaid thereon to such date. In order to obtain repayment on the Original Stated Maturity Date, the Holder must follow the procedures set forth under Section 13 for optional repayment, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 calendar days prior to the Original Stated Maturity Date. A Holder who has tendered this Note for repayment following receipt of an Extension Notice may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the Original Stated Maturity Date.

          SECTION 16. Sinking Fund. Unless specified on the face hereof, the Note will not be subject to a sinking fund.

          SECTION 17. Original Issue Discount Notes. Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount payable in the event the principal amount hereof is declared to be due and payable immediately by reason of an Event of Default or in the event of redemption or repayment prior to the Stated Maturity hereof in lieu of the principal amount due at the Stated Maturity hereof shall be the Amortized Face Amount of this Note as of the date of declaration, redemption or repayment, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the principal amount of this Note multiplied by the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the dollar amount determined pursuant to the preceding clause (a) and the principal amount hereof that has accreted at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or payment, but in no event shall the Amortized Face Amount of this Note exceed its principal amount.

          SECTION 18. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 19. Defined Terms. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture; and all references in the Indenture to "Security" or "Securities" shall be deemed to include the Notes. "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday that in The City of New York is not a day on which banking institutions are authorized or required by law, regulation or executive order to close; provided that with respect to a Specified Currency, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the principal financial center of the country of such Specified Currency (or in the case of ECUs, is not a day designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made).

                            OPTION TO ELECT REPAYMENT

          [To be completed only if this Note is repayable at the option of the Holder and the Holder elects to exercise such rights]


          The undersigned owner of this Note hereby irrevocably elects to have the Company repay the principal amount of this Note or portion hereof below designated at (i) the applicable Optional Repayment Price indicated on the face hereof, together with interest accrued and unpaid thereon to the date of repayment, if this Note is to be repaid pursuant to Section 13 of this Note, or
(ii) 100% of the principal amount of this Note to be repaid plus interest accrued and unpaid thereon to the Optional Interest Reset Date, if this Note is to be repaid pursuant to Section 14 hereof, or to the Original Stated Maturity Date, if this Note is to be repaid pursuant to Section 15 hereof. Specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof in excess thereof or, if the Note is denominated in a currency other than U.S. dollars, an Authorized Denomination) of the Note or Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid):




--------------------------------------
Dated:
      --------------------------------    -----------------------------------
                                          Signature
                                          Sign exactly as name appears on the
                                          front of this Note.

Principal amount to be repaid if amount   Indicate address where check is to
to be repaid is less than the entire      be sent, if repaid:
principal amount of this Note (principal
amount remaining must be an authorized
denomination)                             ___________________________________

$______________________________________   ___________________________________

(which shall be an integral multiple of
$1,000, or, if the Note is denominated
in a currency other than U.S. dollars,
of an amount equal to the integral
multiples referred to on the face hereof   SOCIAL SECURITY OR OTHER
the face hereof under "Authorized          TAXPAYER ID NUMBER
Denominations" (or, if no such reference
is made, an amount equal to the minimum    __________________________________
Authorized Denomination)).

                                  ABBREVIATIONS


          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as through they were written out in full according to applicable laws or regulations:

        TEN COM - as tenants in common
        TEN ENT - as tenants by the entireties
        JT TEN -  as joint tenants with right of survivorship
                   and not as tenants in common


        UNIF GIFT MIN ACT                        Custodian
                           --------------------------------------------------
                           (Cust)                                    (Minor)

                                        Under Uniform Gifts to Minors Act
                           ---------------------------------------------------
                                                   (State)


          Additional abbreviations may also be used though not in the above list.

                                   ----------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE





------------------------------------------------------------------------------

   PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE




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the within Note and all rights thereunder, hereby irrevocably constituting and appointing _________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:__________________________      _______________________________________
                                      Signature

                                      Sign exactly as name appears on the front of this Note [SIGNATURE MUST BE GUARANTEED by a commercial bank, a trust company or by a member of the New York Stock Exchange]


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.